Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contact:
September 17, 2015	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Verizon outlines vision of future growth based on network leadership

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) sees significant opportunity for future growth in video and the Internet of Things, enabled by the company’s consistent investment and demonstrated leadership in wireless and broadband networks.

Speaking at an investor conference here today, Chairman and CEO Lowell McAdam outlined the broader vision of the company following recent announcements about its commitment to 5G wireless deployment, the simplification of wireless customer pricing, and new wireless video and telematics products.

Although consumer demand is disrupting Verizon’s traditional business models, McAdam said the company is transforming around the capabilities of its high-performing networks. He said the goal is future growth based on delivering what customers want and need in the new digital world.

While well-positioned for the future, Verizon’s full-year 2016 earnings may plateau at 2015 levels as the company manages near-term impacts. These impacts include the commercial model change in wireless, year-over-year wireline financial comparisons following the expected first-half 2016 sale of operations to Frontier Communications Corp., and the ramp up of new business models for wireless video and IoT.

With expectations of continued strong cash flow, Verizon reiterates its capital allocation priorities of network investment, returning value to shareholders, maintaining a strong balance sheet, and returning to the company’s pre-Vodafone-transaction credit rating profile in the 2018-2019 timeframe.

A transcript of McAdam’s full remarks will be made available later today at http://www.verizon.com/about/investors/. The company will issue detailed third-quarter and year-to-date results on October 20.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, employs a diverse workforce of 178,500 and generated more than $127 billion in 2014 revenues. Verizon Wireless operates America’s most reliable wireless network, with 109.5 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers worldwide. For more information, visit www.verizon.com/news/.

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Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the inability to implement our business strategies.